Exhibit 99.1

Media Contact:	Analyst Contacts:
Eric Boomhower	Bryant Potter	Susan Wright
(800) 562-9308	(803) 217-6916	(803) 217-4436

SCANA Reports Financial Results for First Quarter 2016

Cayce, S.C., April 28, 2016... SCANA Corporation (NYSE: SCG) today announced earnings for the first quarter of 2016 of $176 million, or earnings per share of $1.23, compared to $400 million, or earnings per share of $2.80, for the first quarter of 2015. The 2015 results include a $201 million, or $1.41 per share, net of tax gain from the sale of two subsidiaries, Carolina Gas Transmission (CGT) and SCANA Communications, Inc. (SCI).

“Contrasting to the previous two winters which were both colder than normal, this year we experienced abnormally mild winter weather in the first quarter,” said Jimmy Addison, Executive Vice President and Chief Financial Officer. “The gains on the sales of the subsidiaries in 2015 combined with this flip from a positive weather impact in the first quarter of 2015 to a negative weather impact in the first quarter of 2016 account for most of our year over year change in results.”

FINANCIAL RESULTS BY MAJOR LINES OF BUSINESS

South Carolina Electric & Gas Company

Reported earnings for the first quarter of 2016 at South Carolina Electric & Gas Company (SCE&G), SCANA’s principal subsidiary, were $116 million, or earnings per share of 81 cents, compared to $126 million, or 89 cents per share, in the same quarter of 2015. Electric margins benefited from a Base Load Review Act rate increase and customer growth, mostly offset by milder weather during the first quarter of 2016 when compared to the prior year. The adoption of new depreciation rates for electric and common utility property also contributed to increased earnings for the quarter. These items were offset by an increase in operations and maintenance expenses, as well as increases in expenses related to our capital program including interest expense and property taxes. Abnormally mild winter weather decreased earnings by 5 cents per share in the first quarter of 2016, compared to colder than normal winter weather contributing 5 cents per share in the first quarter of 2015. At March 31, 2016, SCE&G was serving approximately 702,000 electric customers and 351,000 natural gas customers, up 1.5 and 2.7 percent, respectively, over 2015.

PSNC Energy

PSNC Energy, the Company’s North Carolina-based retail natural gas distribution subsidiary, reported first quarter 2016 earnings of $36 million, or earnings per share of 25 cents, compared to $34 million, or earnings per share of 24 cents, in 2015. At March 31, 2016, PSNC Energy was serving approximately 538,000 customers, an increase of 2.5 percent over the previous year. On March 31, 2016, PSNC Energy filed an application with the North Carolina Utilities Commission for a base rate increase to cover operation and expansion costs.

SCANA Energy Marketing

SCANA Energy Marketing, which markets natural gas in deregulated energy markets, including Georgia where the Company does business as SCANA Energy, reported first quarter 2016 earnings of $24 million, or 17 cents per share, compared to $32 million, or 23 cents per share, in the first quarter of 2015. This decrease is primarily due to lower throughput in the first quarter of 2016 due to weather versus the same quarter of the prior year. SCANA Energy’s earnings are not adjusted in determining the GAAP-Adjusted Weather-Normalized EPS measurement as the impact of abnormal weather is generally insignificant on an annual basis.

Corporate and Other, Net

SCANA’s corporate and other businesses, which include the holding company, and prior to their sales, CGT and SCI, reported relatively flat earnings, compared to earnings of $207 million, or $1.44 per share in 2015. This decrease is mainly attributable to gains on the sales of CGT and SCI during the first quarter of 2015, as well as forgone earnings contributions following their sales.

EARNINGS OUTLOOK

The Company reaffirms its guidance for 2016 GAAP-adjusted weather-normalized earnings per share of $3.90 to $4.10, with an internal target of $4.00 per share.

The Company previously increased the lower end of the band of its average annual growth rate target for GAAP-Adjusted Weather Normalized earnings per share from 3 percent to 4 percent. The guidance is now 4 to 6 percent over the next 3 to 5 years. The Company also reset its base year for this outlook to 2015 GAAP-Adjusted Weather Normalized earnings per share of $3.73 (reflecting a downward adjustment of 8 cents per share to normalize weather in the electric business and $1.41 per share to remove the gains on the sales of CGT and SCI).

In addition to the guidance information above, which is provided using a GAAP-Adjusted Weather Normalized basis, the following information is provided in accordance with SEC Regulation G. Based on 2015 GAAP earnings per share of $5.22, the Company’s targeted average annual earnings per share growth rate range is negative 6 to 0 percent over the next 3 to 5 years due to the impact of the gains on the sales of the subsidiaries and incremental electric margins due to abnormal weather in 2015.

The Company's management believes that these non-GAAP earnings and earnings growth measures provide a meaningful representation of the Company's fundamental earnings power and can aid in performing period-over-period financial analysis and comparison with peer group data. In management's opinion, these non-GAAP measures serve as useful indicators of the financial results of the Company's primary businesses and as a basis for management's provision of earnings guidance and growth projections. In addition, management uses these non-GAAP measures in part in making budgetary and operational decisions including determining eligibility for certain incentive compensation payments. These non-GAAP measures are not intended to replace the GAAP measures of earnings per share or average annual earnings per share growth rate, but are offered as supplements to those GAAP measures.

Factors and risks that could impact future earnings are discussed in the Company’s filings with the Securities and Exchange Commission and below under the Safe Harbor Statement.

CONFERENCE CALL NOTICE

SCANA will host its quarterly conference call for security analysts at 3:00 p.m. ET on Thursday, April 28, 2016. The call-in numbers for the conference call are 1-888-347-3258 (US), 1-855-669-9657 (Canada) and 1-412-902-4279 (International). Participants should call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available through May 12, 2016. The telephone replay numbers are 1-877-344-7529 (US), 1-855-669-9658 (Canada), and 1-412-317-0088 (International). The event code for the telephone replay is 10083251.

All interested persons, including investors, media and the general public, may listen to a live webcast and access related presentation materials of the conference call at the Company’s website at www.scana.com. Participants should go to the website at least 5 to 10 minutes prior to the call start time and follow the instructions. A replay of the conference call will also be available on the website through May 12, 2016.

PROFILE

SCANA Corporation, headquartered in Cayce, S.C., is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. The Company serves approximately 702,000 electric customers in South Carolina and approximately 1.3 million natural gas customers in South Carolina, North Carolina and Georgia. Information about SCANA and its businesses is available on the Company’s website at www.scana.com.

SAFE HARBOR STATEMENT

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules and estimated construction and other expenditures.  In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “forecasts,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements.  Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (2) legislative and regulatory actions, particularly changes in electric and gas services, rate regulation, regulations governing electric grid reliability and pipeline integrity, environmental regulations, and actions affecting the construction of new nuclear units; (3) current and future litigation; (4) changes in the economy, especially in areas served by subsidiaries of SCANA; (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial markets; (6) the impact of conservation and demand side management efforts and/or technological advances on customer usage; (7) the loss of sales to distributed generation, such as solar photovoltaic systems; (8) growth opportunities for SCANA’s regulated and other subsidiaries; (9) the results of short- and long-term financing efforts, including prospects for obtaining access to capital markets and other sources of liquidity; (10) the effects of weather, especially in areas where the generation and transmission facilities of SCANA and its subsidiaries (the Company) are located and in areas served by SCANA’s subsidiaries; (11) changes in SCANA’s or its subsidiaries’ accounting rules and accounting policies; (12) payment and performance by counterparties and customers as contracted and when due; (13) the results of efforts to license, site, construct and finance facilities for electric generation and transmission, including nuclear generating facilities; (14) the results of efforts to operate the Company’s electric and gas systems and assets in accordance with acceptable performance standards, including the impact of additional distributed generation and nuclear generation; (15) maintaining creditworthy joint owners for SCE&G’s new nuclear generation project; (16) the ability of suppliers, both domestic and international, to timely provide the labor, secure processes, components, parts, tools, equipment and other supplies needed, at agreed upon quality and prices, for our construction program, operations and maintenance; (17) the results of efforts to ensure the physical and cyber security of key assets and processes; (18) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (19) the availability of skilled, licensed, and experienced human resources to properly manage, operate, and grow the Company’s businesses; (20) labor disputes; (21) performance of SCANA’s pension plan assets; (22) changes in tax laws and realization of tax benefits and credits, including production tax credits for new nuclear units; (23) inflation or deflation; (24) compliance with regulations; (25) natural disasters and man-made mishaps that directly affect our operations or the regulations governing them; and (26) the other risks and uncertainties described from time to time in the reports filed by SCANA or SCE&G with the SEC.

SCANA and SCE&G disclaim any obligation to update any forward-looking statements.

FINANCIAL AND OPERATING INFORMATION

Condensed Consolidated Statements of Income
(Millions, except per share amounts) (Unaudited)
	Quarter Ended		Year Ended
	March 31,		December 31,
	2016	2015	2015	2014
Operating Revenues:
Electric(1)	$592	$629	$2,551	$2,622
Gas-Regulated	299	369	811	1,028
Gas-Nonregulated	281	391	1,018	1,301
Total Operating Revenues	1,172	1,389	4,380	4,951

Operating Expenses:
Fuel Used in Electric Generation	136	174	660	793
Purchased Power	11	13	52	81
Gas Purchased for Resale	359	523	1,287	1,729
Other Operation and Maintenance	181	173	715	728
Depreciation and Amortization(3)	91	96	358	384
Other Taxes	63	59	234	229
Total Operating Expenses	841	1,038	3,306	3,944

Gain on sale of CGT, net of transaction costs(2)	-	235	234	-

Operating Income	331	586	1,308	1,007

Other Income (Expense)
Other Income(1)	16	19	75	122
Other Expense	(14)	(12)	(60)	(64)
Gain on sale of SCI, net of transaction costs(2)	-	107	107	-
Interest Charges, Net	(83)	(77)	(318)	(312)
Allowance for Equity Funds Used During Construction	5	5	27	33
Total Other Income (Expense)	(76)	42	(169)	(221)

Income Before Income Tax Expense	255	628	1,139	786
Income Tax Expense(2)	79	228	393	248

Net Income	$176	$400	$746	$538

Earnings Per Share of Common Stock	$1.23	$2.80	$5.22	$3.79
Weighted Average Shares Outstanding (Millions):	142.9	142.9	142.9	141.9
Dividends Declared Per Share of Common Stock	$0.575	$0.545	$2.18	$2.10

Note (1): Pursuant to Orders of the Public Service Commission of South Carolina (SCPSC), other income decreased due to the recognition in 2015 of $4 million of gains which had been realized upon the settlement of certain interest rate contracts and previously recorded as regulatory liabilities. Such gain recognition was fully offset by downward adjustment to revenues within electric margin and had no effect on net income.

Note (2): In the first quarter of 2015, SCANA sold two of its subsidiaries, CGT and SCI. The gain on the sale of CGT was $136 million, or 95 cents per share, net of taxes and the gain on the sale of SCI was $65 million, or 46 cents per share, net of taxes. SCANA’s earnings are adjusted to exclude these gains in determining the GAAP-Adjusted Weather-Normalized EPS measurement.

Note (3): During the third quarter of 2015, the SCPSC approved SCE&G’s adoption of updated, lower depreciation rates for its electric and common utility assets effective as of January 1, 2015. The SCPSC also approved SCE&G’s request that the reduction relating to the first half of 2015’s depreciation expense resulting from the adoption of these depreciation rates be offset with a corresponding reduction to the recovery of fuel costs (electric revenue). Since the SCPSC Order was issued in the third quarter 2015, depreciation expense for the quarter ended March 31, 2016 reflects a decrease of approximately $7 million compared to the quarter ended March 31, 2015.

Earnings per Share by Company:
(Unaudited)
	Quarter Ended March 31,
	GAAP		GAAP-Adjusted Weather-Normalized EPS (Non-GAAP)
	2016	2015	2016	2015
SC Electric & Gas(4)	$0.81	$0.89	$0.86	$0.84
PSNC Energy	0.25	0.24	0.25	0.24
SCANA Energy(4)	0.17	0.23	0.17	0.23
Corporate and Other (2)	-	1.44	-	0.03
Earnings per Share	$1.23	$2.80	$1.28	$1.34

Note (4): SC Electric & Gas’ earnings are adjusted in determining the GAAP-Adjusted Weather-Normalized EPS measurement to exclude the impact of abnormal weather in its electric business. SCANA Energy’s earnings are not adjusted in determining the GAAP-Adjusted Weather-Normalized EPS measurement as the impact of abnormal weather is generally insignificant on an annual basis.

Variances in Earnings per Share:
(Unaudited)
	Quarter Ended March 31,
	GAAP	GAAP-Adjusted Weather-Normalized EPS (Non-GAAP)
2015 Earnings per Share	$2.80	$1.34

Variances:
Electric Margin and Other Income (Non-Weather)(1)	0.09	0.09
Electric Margin (Weather)	(0.10)	-
Natural Gas Margin	(0.08)	(0.08)
Operation and Maintenance Expense	(0.04)	(0.04)
Depreciation(3)	0.03	0.03
Property Taxes	(0.02)	(0.02)
Interest Expense (Net of AFUDC)	(0.03)	(0.03)
Effective Tax Rate Change	(0.01)	(0.01)
Gain on Sales of Subsidiaries, net of taxes (2)	(1.41)	-
Variances in Earnings per Share	(1.57)	(0.06)

2016 Earnings per Share	$1.23	$1.28